INSTRUCTIONS FOR USE OF SUBSCRIPTION DOCUMENTS FOR VANGUARD
                 AIRLINES, INC. RIGHTS OFFERING

         CONSULT THE SUBSCRIPTION AGENT OR YOUR BANK OR
                    BROKER AS TO ANY QUESTIONS

     THE RIGHTS MAY NOT BE EXERCISED BY ANY PERSON, AND NEITHER THE PROSPECTUS NOR THESE SUBSCRIPTIONS SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SHARES OF COMMON STOCK, IN ANY JURISDICTION IN WHICH SUCH TRANSACTION WOULD BE UNLAWFUL.

     The following instructions relate to a rights offering (the "Rights Offering") by Vanguard Airlines, Inc., a Delaware corporation (the "Company"), to the holders of its Common Stock, $0.001 per value (the "Common Stock"), as described in the Company's Prospectus dated ____ __, 1997 (the "Prospectus"). Holders of record of Common Stock at the close of business on ___________ __, 1997 (the "Record Date") are receiving two nontransferable subscription rights (each, a "Right") for each share of Common Stock held of record on the Record Date. Each Right entitles the holder thereof to purchase from the Company one share of Common Stock at the subscription price of $.50 (the "Subscription Price"). An aggregate of approximately __________ Rights exercisable to purchase an aggregate of approximately __________ shares of Common Stock are being distributed in connection with the Rights Offering. Any shares of Common Stock offered hereby and not purchased pursuant to the Basic Subscription Privilege will be available for subscription pursuant to an oversubscription privilege (the "Oversubscription Privilege"). A holder who validly exercises all of the Rights issued to such holder pursuant to the Rights Offering may oversubscribe at the Subscription Price for remaining shares of Common Stock. If the total number of shares of Common Stock available for purchase pursuant to the Oversubscription Privilege (the "Excess Shares") is insufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Shares will be allocated pro rata among the holders exercising the Oversubscription Privilege in proportion to the number of Rights exercised by each such holder, relative to the number of Rights exercised by all holders exercising the Oversubscription Privilege. The Oversubscription Privilege is not transferable. See "The Rights Offering - Subscription Privileges; Oversubscription Privilege" in the Prospectus.

     The Rights will expire at 5:00 p.m., Kansas City time, on __________ __, 1997 (the "Expiration Date"), subject to extension in the discretion of the Company.

     The number of Rights to which you are entitled is printed on the face of your Exercise Form. You should indicate your wishes with regard to the exercise of your Rights by completing the Exercise Form and returning it to the Subscription Agent in the envelope provided.

     YOUR SUBSCRIPTION RIGHT MUST BE RECEIVED BY THE SUBSCRIPTION
AGENT, OR GUARANTEED DELIVERY PROCEDURES WITH RESPECT TO YOUR



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SUBSCRIPTION RIGHT MUST BE COMPLIED WITH, AND PAYMENT OF THE
SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, AT OR BEFORE
5:00 P.M., KANSAS CITY TIME, ON ____________ __, 1997, OR SUCH
LATER DATE AS IS DETERMINED BY THE COMPANY. YOU MAY NOT REVOKE ANY PROPER EXERCISE OF A RIGHT.

1.   SUBSCRIPTION.

     To exercise Rights, complete and sign the Exercise Form and send it (or Notice of Guaranteed Delivery), together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to UMB Bank, N.A., as Subscription Agent (the "Subscription Agent"). Payment of the Subscription Price must be made for the full number of shares of Common Stock being subscribed for (a) in U.S. dollars by check or postal, telegraphic or express money order payable to UMB Bank, N.A., as Subscription Agent or (b) by wire transfer of funds in U.S. dollars to the account maintained by the Subscription Agent for such purpose at _____________________. THE SUBSCRIPTION PRICE WILL BE DEEMED TO HAVE BEEN RECEIVED BY THE SUBSCRIPTION AGENT ONLY UPON (i) CLEARANCE OF ANY UNCERTIFIED CHECK, (ii) RECEIPT BY THE SUBSCRIPTION AGENT OF ANY CERTIFIED OR CASHIER'S CHECK OR OF ANY POSTAL, TELEPHONIC OR EXPRESS MONEY ORDER OR (iii) RECEIPT OF COLLECTED FUNDS IN THE SUBSCRIPTION AGENT'S ACCOUNT DESIGNATED ABOVE. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. ACCORDINGLY, REGISTERED HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE Expiration Date TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLUBS BY SUCH DATE AND ARE URGED TO CONSIDER, IN THE ALTERNATIVE, PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

     Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these Instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), to be received by the Subscription Agent prior to the Expiration Date; payment in full of the applicable Subscription Price may be made separately as long as said payment is received by the Subscription Agent prior to the Expiration Date. Such Notice of Guaranteed Delivery must state your name, the number of Rights being subscribed for pursuant to the Basic Subscription Privilege and, if any, pursuant to the Oversubscription Privilege, and must guarantee the delivery to the Subscription Agent of your properly completed and executed Exercise Form by 5:00 p.m., Kansas City time on ____________ __, 1997. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent or the Information Agent at the addresses, or by calling the telephone numbers, indicated below.


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     Banks, brokers and other nominee holders of Rights who
exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and the Company (by delivery to the Subscription Agent of a Nominee Holder Certification substantially in the form available from the Subscription Agent or the Company), as to the aggregate number of Rights which have been exercised and the number of shares of Common Stock thereby subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege by each beneficial owner of Rights (which may include such nominee) on whose behalf such nominee is acting. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated as described above.

     ONCE A HOLDER HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE
OR THE OVERSUBSCRIPTION PRIVILEGE, THE EXERCISE MAY NOT BE
REVOKED.

     The addresses and telephone number of the Subscription
Agent, are as follows:

                       GENERAL INFORMATION:
                          (816) 860-7790

BY MAIL:                 FACSIMILE           BY HAND OR OVERNIGHT
                         TRANSMISSION                COURIER
                         COPY NUMBER:

UMB Bank, N.A.           (816) 221-0438           UMB Bank, N.A.
928 Grand Avenue                                 928 Grand Avenue
Kansas City, Missouri 64106           Kansas City, Missouri 64106

     The address and telephone number for information are as follows:

     Vanguard Airlines, Inc.
     30 N.W. Rome Circle
     Kansas City, Missouri 64153
     (816) 243-2100

     If the aggregate Subscription Price that you have paid is insufficient to purchase the number of shares of Common Stock that you have indicated are being subscribed for, or if you do not specify the number of shares of Common Stock you intend to purchase, then you will be deemed to have exercised first the Basic Subscription Privilege and second the Oversubscription Privilege to purchase shares of Common Stock to the full extent of the payment tendered (subject to the restrictions described above). If the aggregate Subscription Price that you have paid exceeds the amount necessary to purchase the number of shares of Common Stock for which you have indicated an intention to subscribe, then you will be deemed to have exercised first, the Basic Subscription Privilege (if not already fully exercised) and second, the Oversubscription Privilege to the full extent of the excess payments tendered (subject to the restrictions described above).



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2.   ISSUANCE AND DELIVERY OF STOCK CERTIFICATES, ETC.

     The following issuances, deliveries and payments will be made to you at the address shown on the face of your Exercise
Form.

     (a) DELIVERY OF CERTIFICATES. Certificates for shares of Common Stock issuable upon exercise of the Basic Subscription Privilege will be mailed as soon as practicable after the subscriptions have been accepted by the Subscription Agent to holders not participating in the Oversubscription Privilege. Certificates for shares of Common Stock issuable upon exercise of the Basic Subscription Privilege and the Oversubscription Privilege will be mailed as soon as practicable after the Expiration Date. However, holders participating in the Oversubscription Privilege may elect to have certificates for shares of Common Stock issuable upon exercise of the Basic Subscription Privilege mailed as soon as practicable after the subscriptions have been accepted and to have certificates representing shares issuable upon exercise of the Oversubscription Privilege mailed as soon as practicable after the Expiration Date.

     (b) CASH PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will return by mail without interest or deduction to each registered holder of Rights exercising the Oversubscription Privilege any excess funds received in payment of the subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.

3.   SIGNATURES.

     (a) SIGNATURES BY REGISTERED HOLDER. The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Exercise Form without any alteration or change whatsoever. Joint owners should each sign. Persons who sign the Exercise Form in a representative or other fiduciary capacity, such as an executor, trustee or corporate officer, must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act,

     (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Exercise Form is signed by a person other than the holder named on the face of the Exercise Form, proper evidence of authority of the person signing the Exercise Form must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

4.   METHOD OF DELIVERY.

     The method of delivery of Subscription Rights and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the registered holder of the Rights, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the


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Subscription Agent and the clearance of any uncertified personal cheeks sent in payment of the Subscription Price prior to 5:00 p.m., Kansas City time, on ______________ __, 1997.

5.   SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS
     THROUGH THE DEPOSITORY TRUST COMPANY.

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with making payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege. THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF THE DTC EXERCISED RIGHTS MAY NOT BE EXERCISED THROUGH DTC. The holder of DTC Exercised Rights may exercise the Oversubscription privilege in respect of such DTC Exercised Rights by properly executing and delivering to the Subscription Agent at or prior to 5:00 p.m., Kansas City time, on _________ __, 1997, a DTC Participant Oversubscription Exercise Form, in the form available from the Information Agent or the Subscription Agent, together with payment of the appropriate Subscription Price for the number of shares of Common Stock for which the Oversubscription Privilege is to be exercised.

     If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription Agent in respect of such exercise of the Oversubscription Privilege at or prior to the Expiration Date.

6.   TRANSFER TAXES.

     The Company will pay transfer taxes, if any, applicable to the issuance and sale of Common Stock to a registered holder of Rights upon the exercise of Rights by such holder. If, however, a transfer tax is imposed for any reason other than the issuance and sale of the Company's Common Stock to a registered holder of Rights upon exercise of Rights by such holder, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the registered holder or such other person. In any such event, the Subscription Agent will be entitled to refuse to take the action requested until it has received satisfactory evidence of the payment of such taxes or exemption therefrom.]

7.   IRREGULARITIES

     All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The
Company, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. The exercise of Rights will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines, in its sole discretion. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of the Exercise
Form or incur any liability for failure to give such notification.



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                                        EXHIBIT A TO INSTRUCTIONS

                            EXHIBIT A

                  NOTICE OF GUARANTEED DELIVERY
                     FOR SUBSCRIPTION RIGHTS
                ISSUED BY VANGUARD AIRLINES, INC.

     This form, or one substantially equivalent thereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated _____________ __, 1997 (the "Prospectus") of Vanguard Airlines, Inc., a Delaware corporation (the "Company"), if a registered holder of Rights cannot deliver the Rights Certificate evidencing the Rights (the "Rights Certificate"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Kansas City time, on ____________ __, 1997 (the "Expiration Date"), or such later time to which the Rights Offering may have been extended. Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent at or prior to the Expiration Date. See "The Rights Offering-Exercise of Rights and Subscription Agent" in the Prospectus. Payment of the Subscription Price of $_____ per share for each share of the Company's Common Stock subscribed for upon exercise of such Right must be received by the Subscription Agent in the manner specified in the Instructions at or prior to 5:00 p.m., Kansas City time, on __________ __, 1997, even if the Exercise Form relating to such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.

     The addresses and telephone number of the Subscription
Agent, are as follows:

                       GENERAL INFORMATION:
                          (816) 860-7790

BY MAIL:                 FACSIMILE           BY HAND OR OVERNIGHT
                         TRANSMISSION                COURIER
                         COPY NUMBER:

UMB Bank, N.A.           (816) 221-0438           UMB Bank, N.A.
928 Grand Avenue                                 928 Grand Avenue
Kansas City, Missouri 64106           Kansas City, Missouri 64106


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER
THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

LADIES AND GENTLEMEN:

     The undersigned hereby represents that he or she is the registered holder of __________ Rights and that the Exercise Form relating to such Rights cannot be delivered to the Subscription Agent at or before 5:00 p.m., Kansas City time, on __________ __, 1997. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Common Stock per right with respect to each of __________ Rights represented by such Subscription Right and (ii) the Oversubscription Privilege relating to each such Right to subscribe, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to __________ Excess Shares.
The undersigned understands that payment of the Subscription Price of $_____ per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Kansas City time, on ____________ __, 1997, and represents that such payment, in the aggregate amount of $__________, either (check appropriate box):

[ ]  is being delivered to         [  ] has been delivered
     the Subscription Agent;       separately to the Subscription
                                   Agent; and is being or was
                                   delivered in the manner set
                                   forth below (check appropriate
                                   box and complete information
                                   relating thereto):

[ ]  wire transfer of funds
     -    name of transferor institution ________________________
     -    date of transfer ______________________________________
     -    confirmation number if available ______________________

[ ] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until Such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[ ]  certified or cashier's check

[ ]  money order
     -    name of maker _________________________________________
     -    date and number of check or money order _______________
     -    bank on which check is drawn or issuer or money order__

Signature _______________________  Address:
                                   ______________________________
Name(s) _________________________  ______________________________
                                   (INCLUDING ZIP CODE)
     PLEASE TYPE OR PRINT          Area Code and Tel. No(s)______
                                   ______________________________

(If signature is by a trustee(s),
executor(s), administrator(s),
guardian(s), attorney(s)-in-fact,
agent(s), officer(s) of a
corporation or another acting
in a fiduciary or representative
capacity, such capacity must be
clearly indicated below.)          Subscription Right
                                   No(s). (if available)_________

                      GUARANTEE OF DELIVERY

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Sealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Exercise Form relating to the Rights being exercised hereby and any other required documents, by 5:00 p.m., Kansas City time on ___________ __, 1997.

_______________________________    Dated:________________________
Name(s) _______________________    ______________________________
_______________________________    ______________________________
          (Address)                     (Name of Firm)

________________________________   ______________________________
(Area Code and Telephone Number)        (Authorized Signature)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Exercise Form to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

              VANGUARD AIRLINES, INC. EXERCISE FORM

     SUBSCRIPTION: The undersigned hereby irrevocably subscribes for shares of Common Stock as indicated below, on the terms specified in the Prospectus dated _________ __, 1997, and instructions relating thereto, receipt of which is hereby acknowledged.

Number of shares subscribed for pursuant to the Basic
Subscription Privilege (one Right needed to subscribe
for each full share)                                   __________

Number of shares subscribed for pursuant to the
Oversubscription Privilege.  Subscriber may indicate
"Maximum" in lieu of indicating number of shares.      __________

Total subscription price (total shares subscribed
for times $_____)                                      __________

_____________________________________
Subscriber(s) Signature(s)

Telephone No. (______) _______-__________

     DELIVERY OF CERTIFICATES: A holder who has elected to participate in the Oversubscription Privilege say elect to have certificates for shares of Common Stock issuable upon exercise of the Basic Subscription Privilege mailed as soon as practicable after the Basic Subscription Privilege has been exercised by checking here: _____

See Instruction 2.

     QUESTIONS REGARDING THE EXERCISE FORM SHOULD BE DIRECTED TO
THE INFORMATION AGENT
Call: (816) 243-2100

     CHECK, BANK DRAFT OR MONEY ORDER MADE OUT TO UMB BANK, N.A.
MUST BE ENCLOSED HEREWITH, UNLESS PAYMENT IS MADE BY WIRE
TRANSFER AS PROVIDED IN THE PROSPECTUS AND THE INSTRUCTIONS

                    PLEASE READ BEFORE SIGNING

     Signature(s) must correspond with the name(s) of the registered holder of the rights certificate. If a joint account, each must sign. Persons signing in a representative capacity must indicate capacity when signing. See Instruction 3.

   RIGHTS FOR COMMON STOCK OF VANGUARD AIRLINES, INC. VOID AND
  VALUELESS IF THE EXERCISE FORM IS NOT RECEIVED BY SUBSCRIPTION
   AGENT WITH PAYMENT IN FULL BY 5:00 P.M. KANSAS CITY TIME ON
                        ________ __, 1997.

SUBSCRIPTION PRICE: $_____ for each share of Common Stock

Expiration Date: 5:00 p.m., Kansas City Time on ____________ __,
1997

     The registered holder named below is entitled to subscribe for shares of Common Stock, par value $0.001 per share, of Vanguard Airlines upon the terms and conditions set forth in the Prospectus dated ______________ __, 1997, and the instructions relating thereto. All capitalized terms used herein have the same meaning as are given to them in the Prospectus.

     One Right and $.50 are needed to subscribe for one share of Common Stock.

                                   VANGUARD AIRLINES, INC.

                                   By:___________________________


The Subscription Agent is:
UMB Bank, N.A.
928 Grand Avenue
Kansas City, Missouri 64106
(816) 860-7790

     THIS OFFERING MAY BE WITHDRAWN UNDER CERTAIN CIRCUMSTANCES.
Subscribers are advised to review the instructions and the Prospectus before subscribing for shares of Common Stock.